Exhibit 99.2

1625 Broadway, Suite 2000

Denver, Colorado 80202

(303) 389-3600

(303) 389-3680  Fax

NOBLE ENERGY AND PATINA OIL & GAS OBTAIN STOCKHOLDER APPROVALS

REQUIRED FOR MERGER

Closing Date Expected to be May 16, 2005

Denver, CO (May 11, 2005) – Patina Oil & Gas Corporation (NYSE: POG) and Noble Energy Corporation (NYSE: NBL) today announced that their respective special meetings of stockholders were held, with both companies receiving the necessary stockholder approvals to complete their merger.

Patina stockholders approved the proposed merger with a subsidiary of Noble Energy. Noble Energy stockholders approved the issuance of common stock to Patina stockholders in the merger and the amendment of the company’s certificate of incorporation to increase the number of authorized shares of common stock from 100 million to 250 million. Upon completion of the unwind of certain hedging transactions of Patina and satisfaction of other customary conditions, the proposed merger is expected to close on Monday, May 16, 2005.

In the merger, Patina stockholders will receive shares of Noble Energy common stock, cash or a combination thereof (subject to the allocation procedure described in the proxy statement) in exchange for their shares of Patina common stock.

Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including the Gulf of Mexico, as well as internationally, in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea and the North Sea. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc.

Patina is an independent energy company engaged in the acquisition, development, exploitation and production of oil and natural gas primarily in Colorado’s Wattenberg Field, the Mid-continent region of western Oklahoma and the Texas Panhandle, and the San Juan Basin in New Mexico.

This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s or Patina’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s or Patina’s businesses that are detailed in their Securities and Exchange Commission (“SEC”) filings, including the Registration Statement on Form S-4 relating to the Merger referred to below.

In connection with the proposed merger (the “Merger”), Noble Energy has filed with the SEC a Registration Statement on Form S-4 (Registration Number 333-122262) that contains the joint proxy statement prospectus regarding the transaction.

Investors and security holders of Noble Energy and Patina are urged to read the definitive joint proxy statement/prospectus, and any other relevant materials filed by Noble Energy or Patina because they contain, or will contain, important information about Noble Energy, Patina and the Merger. These materials and other relevant materials (when they become available) and any other documents filed by Noble Energy or Patina with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Noble Energy may be obtained free of charge from Noble Energy’s website at www.nobleenergyinc.com. The documents filed with the SEC by Patina may be obtained free of charge from Patina’s website at www.patinaoil.com.

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Contact:	David J. Kornder
Executive Vice President
Chief Financial Officer
(303) 389-3600
dkornder@patinaoil.com

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